Exhibit 4.4

THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of June 4, 2013 (the “Third Supplemental Indenture”), is among B&G FOODS, INC., a Delaware corporation (the “Company”), THE SUBSIDIARIES OF THE COMPANY IDENTIFIED ON THE SIGNATURE PAGES HERETO (the “Guarantors”), and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have entered into an Indenture, dated as of January 25, 2010 (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated as of January 25, 2010, among the Company, the Guarantors and the Trustee (the “First Supplemental Indenture”) and a Second Supplemental Indenture, dated as of October 31, 2012, among the Company, the Guarantors and the Trustee (the “Second Supplemental Indenture”; the Base Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, shall be referred to herein as the “Indenture”), relating to the Company’s 7.625% Senior Notes due 2018 (the “Notes”);

WHEREAS, the Company has offered to purchase any and all of the outstanding Notes (the “Offer”) and has solicited consents to certain amendments to the Base Indenture, the First Supplemental Indenture and the Notes (the “Proposed Amendments”) pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement dated May 20, 2013 (the “Statement”);

WHEREAS, this Third Supplemental Indenture evidences the Proposed Amendments described in the Statement;

WHEREAS, pursuant to Section 9.2 of the Base Indenture and Section 9.02 of the First Supplemental Indenture, as applicable, the Company, the Guarantors and the Trustee may amend or supplement the Base Indenture, the First Supplemental Indenture, the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and may obtain such consents in connection with a tender offer or exchange offer for, or purchase of, the Notes;

WHEREAS, in accordance with Section 9.2 of the Base Indenture and Section 9.02 of the First Supplemental Indenture, the Company has obtained consents to the Proposed Amendments to the Base Indenture, the First Supplemental Indenture and the Notes from the Holders of at least a majority in aggregate principal amount of the outstanding Notes;

WHEREAS, the Company has done all things necessary to make the Indenture, as supplemented by this Third Supplemental Indenture, the valid and binding obligation of the Company, including, without limitation, delivery to the Trustee of an Opinion of Counsel and an Officers’ Certificate stating that the execution of this Third Supplemental Indenture is permitted by the Indenture as contemplated by Section 9.7 of the Base Indenture and Section 9.06 of the First Supplemental Indenture;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1.                                           Capitalized Terms.  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Indenture.

Section 2.                                           Amendments to the Base Indenture.

(a)                                 Section 4.3 of the Base Indenture shall be amended by deleting the text of such section in its entirety and replacing it with the following text:

Section 4.3  SEC Reports.

The Company will comply with the applicable provisions of TIA Section 314(a).

(b)                                 Section 4.4 of the Base Indenture shall be amended by deleting the text of such section in its entirety and replacing it with the following text:

Section 4.4  Compliance Certificate.

So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

(c)                                  The following Sections of the Base Indenture shall be deleted in their entirety and replaced with the phrase “Intentionally Omitted,” and all references made thereto throughout the Base Indenture shall be deleted in their entirety:

Existing Section Number	Caption

Section 4.5	Taxes.

Section 4.6	Stay, Extension and Usury Laws.

(d)                                 Section 5.1 of the Base Indenture shall be amended by deleting the text of such section in its entirety and replacing it with the following text:

Section 5.1  Merger, Consolidation, or Sale of Assets.

The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it shall not, directly or indirectly: (i) consolidate or merge with or into another person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another person, unless:

(1)                                 either:

(A)                         the Company is the surviving corporation; or

(B)                         the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, then a corporation wholly-owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall become a co-issuer of the Securities pursuant to a supplemental indenture duly executed by the Trustee;

(2)                                 the person formed by or surviving any such consolidation or merger (if other than the Company) or the person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under such Securities and this Indenture pursuant to agreements reasonably satisfactory to the Trustee for such Securities; and

(3)                                 immediately after such transaction, no Default or Event of Default exists.

This Section 5.1 will not apply to:

(1)                                 a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or forming a direct holding company of the Company; or

(2)                                 any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries, including by way of merger or consolidation.

(e)                                  Section 6.1 of the Base Indenture captioned “Events of Default” shall be amended by deleting the text of each of the clauses (d), (e) and (f) of such section and replacing them with the phrase “Intentionally Omitted.”

(f)                                   Section 8.4 of the Base Indenture captioned “Conditions to Legal or Covenant Defeasance” shall be amended by deleting the text of each of the clauses (2), (3), (4), (5) and (6) of such section and replacing them with the phrase “Intentionally Omitted.”

Section 3.                                           Amendments to the First Supplemental Indenture and Notes.

(a)                                 Section 4.03 of the First Supplemental Indenture shall be amended by deleting the text of such section in its entirety and replacing it with the following text:

Section 4.03  Reports.

The Company will comply with the applicable provisions of TIA Section 314(a).

(b)                                 Section 4.04 of the Indenture shall be amended by deleting the text of such section in its entirety and replacing it with the following text:

Section 4.04  Compliance Certificate.

So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

(c)                                  The following Sections of the First Supplemental Indenture, and any corresponding provisions in the Notes, shall be deleted in their entirety and replaced with the phrase “Intentionally Omitted,” and all references made thereto throughout the First Supplemental Indenture and the Notes shall be deleted in their entirety:

Existing Section Number	Caption
Section 3.09	Offer to Purchase by Application of Excess Proceeds.
Section 4.05	Taxes.
Section 4.06	Stay, Extension and Usury Laws.
Section 4.07	Restricted Payments.
Section 4.08	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
Section 4.09	Incurrence of Indebtedness and Issuance of Preferred Stock.
Section 4.10	Asset Sales.
Section 4.11	Transactions with Affiliates.
Section 4.12	Liens.
Section 4.13	Business Activities.
Section 4.15	Offer to Repurchase Upon Change of Control.
Section 4.17	Limitation on Sale and Leaseback Transactions.
Section 4.18	Payments for Consent.
Section 4.19	Additional Note Guarantees.

Existing Section Number	Caption
Section 4.20	Designation of Restricted and Unrestricted Subsidiaries.

(d)                                 Section 5.01 of the First Supplemental Indenture shall be amended by deleting the text of such section in its entirety and replacing it with the following text:

Section 5.01  Merger, Consolidation or Sale of Assets.

The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving entity); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets (such amounts to be computed on a consolidated basis) of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is either (i) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii) a partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia that has at least one Restricted Subsidiary that is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia, which corporation becomes the co-issuer of the Notes pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

This Section 5.01 will not apply to:

(1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

(e)                                  Section 6.01 of the First Supplemental Indenture captioned “Events of Default” shall be amended by deleting the text of each of the clauses (4), (5), (6), (7) and (8) of such section and replacing them with the phrase “Intentionally Omitted.”

(f)                                   Section 8.04 of the First Supplemental Indenture captioned “Conditions to Legal or Covenant Defeasance” shall be amended by deleting the text of each of the clauses (2), (3), (4), (5) and (6) of such section and replacing them with the phrase “Intentionally Omitted.”

Section 4.                                           Trustee Statement.  The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture, or for or in respect of the recitals contained herein, all of which are deemed made solely by the Company and the Guarantors.

Section 5.                                           Amendment and Elimination of Certain Definitions.  Any defined terms present in the Base Indenture or the First Supplemental Indenture but no longer used as a result of the amendments made pursuant to Sections 2 and 3 hereof are hereby eliminated.  Sections 1.1 and 1.2 of the Base Indenture are hereby amended by deleting in its entirety the definition of each of the terms that is used in the Base Indenture only in the sections and subsections deleted pursuant to Section 2 hereof.  Sections 1.01 and 1.02 of the First Supplemental Indenture are hereby amended by deleting in its entirety the definition of each of the terms that is used in the First Supplemental Indenture only in the sections and subsections deleted pursuant to Section 3 hereof.

Section 6.                                           Amendment and Elimination of Certain Section References.  The Base Indenture is amended by deleting all references to sections and subsections of the Base Indenture that are deleted pursuant to Section 2 hereof.  The First Supplemental Indenture is amended by deleting all references to sections and subsections of the First Supplemental Indenture that are deleted pursuant to Section 3 hereof.

Section 7.                                           Amendment of the Notes.  The Notes are amended to delete all provisions inconsistent with the amendments to the First Supplemental Indenture made pursuant to Section 3, Section 5 and Section 6.

Section 8.                                           Continued Effectiveness of Indenture.  Except as specifically amended herein, all other terms and provisions of the Indenture shall remain unchanged and in full force and effect.

Section 9.                                           Incorporation of Third Supplemental Indenture.  On and after the date hereof, each reference in the Indenture to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Indenture in any other document, shall be a reference to the Indenture as amended hereby.

Section 10.                                    Miscellaneous.

(a)                                 Effectiveness.                    This Third Supplemental Indenture shall be effective and binding immediately upon its execution by the parties hereto, but, notwithstanding an earlier execution date, the terms hereof shall not become operative until the initial date (the “Operative Date”) of purchase by the Company of the Notes validly tendered and not validly withdrawn pursuant to the Offer as set forth in the Statement.  Effective as of the Operative Date, this Third Supplemental Indenture hereby amends the Base Indenture, the First Supplemental Indenture and the Notes as provided for herein.  If the Company notifies The Bank of New York Mellon, as depositary under the Statement, that it has withdrawn or terminated the Offer pursuant to the Statement, then the terms of this Third Supplemental Indenture shall be null and void and the Base Indenture, the First Supplemental Indenture and the Notes shall continue in full force and effect without any amendment or modification hereby.

(b)                                 Entire Agreement.  The agreement of the Company, the Guarantors and the Trustee, which is comprised of this Third Supplemental Indenture and the Indenture, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Third Supplemental Indenture and the Indenture.

(c)                                  Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(d)                                 Headings.  The headings in this Third Supplemental Indenture are for convenience of reference only and shall not constitute a part of this Third Supplemental Indenture, nor shall they affect their meaning, construction or effect.

(e)                                  Counterparts.  This Third Supplemental Indenture may be executed in two or more counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

(f)                                   Severability.  In the event that any provision of this Third Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g)                                  Further Instruments and Acts.  Upon request of the Company, the Trustee will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Third Supplemental Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Third Supplemental Indenture upon the date first above written.

B&G FOODS, INC.

By:	/s/ ROBERT C. CANTWELL
	Name:	Robert C. Cantwell
	Title:	Executive Vice President of Finance

B&G FOODS NORTH AMERICA, INC.
B&G FOODS SNACKS, INC.
WILLIAM UNDERWOOD COMPANY,
as Guarantors

By:	/s/ ROBERT C. CANTWELL
	Name:	Robert C. Cantwell
	Title:	Executive Vice President of Finance

[Signature Page to Third Supplemental Indenture]

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ FRANCINE KINCAID
	Name:	Francine Kincaid
	Title:	Vice President

[Signature Page to Third Supplemental Indenture]